www.fnbcorporation.com	F.N.B. CORPORATION (Nasdaq: FBAN) NAPLES, FL 34102

FOR IMMEDIATE RELEASE

DATE:	January 16, 2003
CONTACT:	Clay W. Cone Vice President-Corporate Affairs 239-436-1676

F.N.B. CORPORATION REPORTS RECORD FOURTH QUARTER
AND YEAR-END 2002 FINANCIAL PERFORMANCE

NAPLES, FL, January 16 — F.N.B. Corporation (Nasdaq: FBAN), a diversified financial services company, today reported net income for the fourth quarter of 2002 of $24.1 million, compared to $5.5 million in the fourth quarter of 2001. Net income per diluted share was $0.54, compared to $0.12 per diluted share in the fourth quarter of 2001.

Earnings excluding merger related and other nonrecurring charges for the fourth quarter of 2002, were $24.5 million, or $0.55 per diluted share. This compares to the $5.5 million, or $0.12 per diluted share, in earnings reported in the fourth quarter of 2001.

For the full year 2002, the company reported net income of $63.3 million, compared to the $53.0 million reported in 2001. Net income per diluted share was $1.41, compared to $1.23 per diluted share in 2001. Full-year 2002 and 2001 earnings were reduced by $0.70 and $0.18 per share, respectively, due to merger related and other nonrecurring charges.

Earnings excluding merger related and nonrecurring charges for the full year 2002 totaled $94.4 million, or $2.11 per diluted share. This compares to the $60.9 million, or $1.41 per diluted share, in earnings reported a year earlier.

“These results show that we are successfully executing our strategic plan,” said Gary L. Tice, President and Chief Executive Officer of F.N.B. Corporation. “The merger with Promistar Financial Corporation significantly enhanced our retail banking franchise, creating new opportunities for selling our trust, investment and insurance products. At the same time, we continued to focus on improving efficiency through consolidation of our banking charters in Florida, Pennsylvania and Ohio under the First National Bank brand.”

F.N.B.’s fourth quarter 2002 results excluding merger related and other nonrecurring charges represent a return on average assets of 1.39% and return on average equity of 16.4%. The company’s fourth quarter operating revenue, consisting of net interest income on a taxable equivalent basis and non-interest income, was $106.6 million, an increase of up 12% over the same period a year ago. On a full year basis, these results represented a return on average assets of 1.39% and return on average equity of 16.3%. Operating revenue was $407.7 million (FTE), representing a 14% increase over the prior year.

“We are pleased by the company’s consistently solid financial results given the difficult operating environment,” Tice said. “The company performed well by all measures during the quarter. Loan production remained strong, especially in the Florida market. We also continued to enjoy a solid net interest margin, with credit quality that remains ahead of our peers. We also furthered our efforts to increase non-interest income opportunities.”

Credit quality remained strong and continued to compare favorably to industry peers. As of December 31, 2002, the allowance for loan losses, which totaled $68.4 million, represented 1.31% of total loans and 243% of non-performing loans. Non-performing assets improved to 0.46% of total assets from 0.48% as of December 31, 2001.

Net charge-offs for the fourth quarter were 0.42% of average loans, versus 1.15% in the fourth quarter of 2001. The prior year results were significantly influenced by the level of net charge-offs and related provisions taken primarily at Promistar Financial Corporation prior to its acquisition by F.N.B. Corporation. During the fourth quarter of 2001, the provision for loan losses totaled $19.2 million and net charge-offs totaled $13.5 million, compared to $5.6 million and $5.5 million, respectively, in the fourth quarter of 2002.

Net interest income on a tax-equivalent basis was $73.8 million for the fourth quarter of 2002, compared to $68.6 million for the same period a year ago, an increase of 8%. For the year ended December 31, 2002, net interest income on a tax-equivalent basis was $286.8 million, up 12% over $256.6 million the prior year. The net interest margin for the year ended December 31, 2002, was 4.70%, compared to 4.44% a year earlier.

Non-interest income for the fourth quarter of 2002 was $32.8 million, up 23% over the same period a year ago. The quarter included a gain of $1.8 million on the exchange of a portfolio investment resulting from a business combination. This increase in non-interest income enabled the company to take the opportunity to retire certain high-cost, long-term debt. For the full year 2002, non-interest income totaled $120.9 million, up 21% over the prior year. This increase resulted from acquisitions, increased banking services, favorable mortgage origination and sales activity, and increased commissions on security sales.

Non-interest expense, excluding merger related and other nonrecurring charges, for the fourth quarter of 2002 was $64.5 million, compared to $67.4 million in the fourth quarter of 2001. In connection with the previously mentioned gain, the company elected to retire $15.0 million of 6.26% Federal Home Loan Bank debt, incurring an early retirement penalty of $1.6 million during the quarter. For the full year 2002, non-interest expense, excluding merger related and other nonrecurring charges, totaled $246.3 million, up 7% from $230.8 million a year ago. The increase in operational expenses reflects F.N.B.’s continued expansion into new banking markets, wealth management and insurance.

Excluding merger related and other nonrecurring charges, the efficiency ratio for the year ended December 31, 2002, was 59.6%, improved from 63.4% a year ago. Excluding the company’s insurance operations, the efficiency ratio was 58.2%, versus 62.2% a year ago.

Book value per common share increased from $12.98 per share as of December 31, 2001, to $13.61 per share as of December 31, 2002. Outstanding common shares increased to 43.9 million shares. Cash dividends per common share increased from $0.71 during the year ended December 31, 2001, to $0.85 during the year ended December 31, 2002.

During the fourth quarter of 2002, F.N.B. successfully completed the rebranding of its community banking offices in Ohio under the First National Bank name and logo. This rebranding campaign follows the consolidation of the former Metropolitan National Bank with and into First National Bank, creating a community banking franchise with 130 full-service financial centers throughout northeastern Ohio and western Pennsylvania. The company incurred $510,000 of special charges related to this charter consolidation.

“We are extremely pleased with the successful combination of our Ohio and Pennsylvania offices under the First National Bank brand. This will enable us to realize marketing synergies throughout the region,” Tice said. “The bank is depicted in each local market by F.N.B.’s red, white and blue logo. We are confident that this effort will build greater customer awareness of our organization and the diverse financial products we offer.”

Also during the quarter, F.N.B. completed the acquisition of Harry Blackwood Inc., an independent insurance agency located in Chippewa Township, Pennsylvania. Founded in

1939, the Blackwood agency offers a complete line of personal and commercial insurance as well as employee benefits. The agency’s annual gross revenues were $1 million. It will operate as a division of F.N.B.’s existing insurance affiliate, Bouchard Insurance Inc.

“This was an outstanding year for F.N.B. Corporation, one in which our company yielded the highest operating earnings in its history,” Tice said. “We are equally optimistic about the opportunities that lay ahead in 2003, but we remain mindful of the many challenges associated with continued economic softness and an uncertain rate environment.”

F.N.B. Corporation is a $7.1 billion diversified financial services company headquartered in Naples, Florida. The company currently owns and operates community banks, insurance agencies, a consumer finance company and First National Trust Company. F.N.B. has offices located in Florida, Pennsylvania, Ohio and Tennessee. The company’s common stock is traded on The Nasdaq Stock Market under the symbol “FBAN.”

F.N.B. has been honored as a Dividend Achiever by Mergent Inc., a leading provider of business and financial information on publicly traded companies. This annual recognition is based on the corporation’s consistently outstanding record of increased dividend performance. The company has increased dividend payments for 30 consecutive years.

F.N.B. also has been recognized in the 2003 edition of America’s Finest Companies by the Staton Institute Inc. The annual investment directory identifies U.S.-based companies with at least 10 consecutive years of higher dividends or earnings per share. Fewer than 2% of the nation’s 19,000 publicly traded companies qualified for listing in the directory.

# # # # #

F.N.B. Corporation will host a conference call to discuss the fourth quarter and year-end financial results on January 17, 2003, at 11 a.m. Eastern Time. This conference call will be available by dialing 1-800-346-7359, with the entry code #1160. For those unable to listen to the live call, a replay will be made available from 1 p.m. on January 17, 2003, until 8 p.m. on January 24, 2003, by dialing 1-800-332-6854, with the entry code #1160.

This document contains “forward-looking statements” relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or those projected. These include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which F.N.B. is engaged; (6) changes in the securities markets. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

F.N.B. CORPORATION

(Unaudited)
(Dollars in thousands, except per share data)
	2002				2001

	Fourth	Third	Second	First	Fourth	Third	Second
Statement of earnings	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Interest income — taxable equivalent basis	$108,278	$109,036	$107,688	$107,507	$112,049	$114,191	$114,642
Interest income	$106,884	$107,596	$106,261	$106,043	$110,391	$112,549	$113,012
Interest expense	34,476	35,592	37,065	38,538	43,431	49,160	52,071

Net interest income	72,408	72,004	69,196	67,505	66,960	63,389	60,941
Provision for loan losses	5,566	4,835	4,502	4,191	19,205	4,097	3,452

Net interest income after provision	66,842	67,169	64,694	63,314	47,755	59,292	57,489

Service charges	12,478	12,178	11,663	10,622	8,862	9,860	9,081
Insurance commissions and fees	8,289	7,949	8,448	9,472	8,216	7,694	7,511
Securities commissions and fees	1,195	1,736	2,303	1,383	1,069	1,118	970
Trust income	2,272	2,323	2,342	2,397	1,944	2,396	2,453
Gain on sale of securities	275	1,001	465	175	70	90	559
Other	8,270	4,900	4,842	3,895	6,442	4,057	4,116

Total non-interest income	32,779	30,087	30,063	27,944	26,603	25,215	24,690

Salaries and employee benefits	34,881	34,181	33,011	33,142	33,681	29,540	28,779
Occupancy and equipment	10,565	10,132	9,410	9,405	9,798	9,027	8,735
Amortization of intangibles	396	953	932	837	1,400	1,176	1,099
Merger related and other non-recurring expenses	510	0	0	42,655	58	1,174	3,274
Other	18,642	16,973	16,628	16,191	22,472	15,161	15,472

Total non-interest expense	64,994	62,239	59,981	102,230	67,409	56,078	57,359

Income before income taxes	34,627	35,017	34,776	(10,972)	6,949	28,429	24,820
Income taxes	10,489	10,886	10,827	(2,089)	1,484	9,039	7,921

Net (loss) income	$24,138	$24,131	$23,949	($8,883)	$5,465	$19,390	$16,899

Earnings excluding merger and other non-recurring expenses	$24,469	$24,131	$23,949	$21,849	$5,503	$20,243	$19,130

Average basic shares outstanding	43,742,911	43,804,464	43,957,743	43,771,337	43,435,723	42,599,903	41,348,780
Average diluted shares outstanding	44,595,242	44,758,758	45,100,672	44,808,130	44,462,028	43,718,970	42,435,575

Earnings per common share
Basic earnings per share	0.55	0.55	0.54	(0.20)	0.12	0.45	0.41
Diluted earnings per share	0.54	0.54	0.53	(0.20)	0.12	0.44	0.40

Earnings excluding merger and other non- recurring expenses per common share
Basic earnings per share	0.56	0.55	0.54	0.50	0.12	0.47	0.46
Diluted earnings per share	0.55	0.54	0.53	0.49	0.12	0.46	0.45

Cash dividend per common share	0.22	0.22	0.22	0.19	0.19	0.19	0.17
Book value per common share
Tangible book value per common share

Performance ratios (earnings excluding merger and other non-recurring expenses)
Return on average shareholders’ equity	16.40%	16.55%	17.13%	15.30%	4.10%	15.49%	15.14%
Return on average assets	1.39%	1.40%	1.43%	1.34%	0.35%	1.29%	1.25%
Net interest margin (FTE)	4.67%	4.76%	4.70%	4.68%	4.73%	4.52%	4.42%
Yield on earning assets (FTE)	6.85%	7.06%	7.16%	7.29%	7.73%	7.94%	8.10%
Efficiency ratio (FTE)	60.13%	59.20%	58.65%	60.61%	69.26%	59.54%	60.72%

[Additional columns below]

[Continued from above table, first column(s) repeated]

(Unaudited)
(Dollars in thousands, except per share data)			For the Year
	2001	4th Qtr	Ended December 31,
		2002 - 2001
	First	Percent			Percent
Statement of earnings	Quarter	Variance	2002	2001	Variance

Interest income — taxable equivalent basis	$115,994	-3.4	$432,509	$456,876	-5.3
Interest income	$114,414	-3.2	$426,784	$450,366	-5.2
Interest expense	55,638	-20.6	145,671	200,300	-27.3

Net interest income	58,776	8.1	281,113	250,066	12.4
Provision for loan losses	4,441	-71.0	19,094	31,195	-38.8

Net interest income after provision	54,335	40.0	262,019	218,871	19.7

Service charges	8,283	40.8	46,941	36,086	30.1
Insurance commissions and fees	8,089	0.9	34,158	31,510	8.4
Securities commissions and fees	486	11.8	6,617	3,643	81.6
Trust income	2,284	16.9	9,334	9,077	2.8
Gain on sale of securities	1,109	292.9	1,916	1,828	4.8
Other	3,236	28.4	21,907	17,851	22.7

Total non-interest income	23,487	23.2	120,873	99,995	20.9

Salaries and employee benefits	29,066	3.6	135,215	121,066	11.7
Occupancy and equipment	8,855	7.8	39,512	36,415	8.5
Amortization of intangibles	1,110	-71.7	3,118	4,785	-34.8
Merger related and other non-recurring expenses	7,531		43,165	12,037
Other	15,439	-17.0	68,434	68,544	-0.2

Total non-interest expense	62,001	-3.6	289,444	242,847	19.2

Income before income taxes	15,821	398.3	93,448	76,019	22.9
Income taxes	4,590	606.8	30,113	23,034	30.7

Net (loss) income	$11,231	341.7	$63,335	$52,985	19.5

Earnings excluding merger and other non-recurring expenses	$16,029	344.6	$94,398	$60,905	55.0

Average basic shares outstanding	41,304,177	0.7	43,821,817	42,180,735	3.9
Average diluted shares outstanding	42,206,361	0.3	44,832,176	43,224,281	3.7

Earnings per common share
Basic earnings per share	0.27	358.3	1.44	1.25	15.2
Diluted earnings per share	0.27	350.0	1.41	1.23	15.4

Earnings excluding merger and other non- recurring expenses per common share
Basic earnings per share	0.39	366.7	2.15	1.44	49.3
Diluted earnings per share	0.38	358.3	2.11	1.41	49.6

Cash dividend per common share	0.16	15.8	0.85	0.71	19.7
Book value per common share			13.61	12.98	4.9
Tangible book value per common share			11.10	11.91	-6.8

Performance ratios (earnings excluding merger and other non-recurring expenses)
Return on average shareholders’ equity	12.96%		16.34%	11.27%
Return on average assets	1.06%		1.39%	0.97%
Net interest margin (FTE)	4.32%		4.70%	4.44%
Yield on earning assets (FTE)	8.31%		7.09%	7.91%
Efficiency ratio (FTE)	63.64%		59.64%	63.39%

F.N.B. CORPORATION

(Unaudited)
(Dollars in thousands)	2002				2001

	Fourth	Third	Second	First	Fourth	Third	Second
Average balances	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter

Total assets	$6,983,409	$6,814,530	$6,725,939	$6,622,785	$6,264,388	$6,207,172	$6,162,381
Earning assets	6,271,320	6,123,991	6,031,545	5,980,336	5,751,177	5,708,028	5,674,683
Securities	994,783	945,839	926,718	934,283	955,810	939,889	922,467
Loans, net of unearned	5,221,184	5,143,131	4,982,294	4,889,134	4,653,513	4,618,712	4,605,797
Allowance for loan losses	69,614	69,562	68,030	66,804	57,809	57,764	57,785
Intangibles	107,478	104,352	106,607	89,097	50,691	48,803	47,886

Non-interest bearing deposits	910,269	878,131	883,338	839,563	734,484	721,979	707,331
Interest bearing deposits	4,481,532	4,441,940	4,438,455	4,368,108	4,231,655	4,221,598	4,226,431
Total deposits	5,391,801	5,320,071	5,321,793	5,207,671	4,966,139	4,943,576	4,933,762
Short-term borrowings	421,096	408,184	397,176	403,050	349,357	330,261	325,946
Long-term debt	466,917	393,832	337,371	342,220	319,999	320,243	304,145
Shareholders’ equity	591,775	578,300	560,815	578,987	532,720	518,322	506,709

Asset quality data
Non-accrual loans	$22,294	$23,119	$20,982	$22,357	$21,350	$25,013	$21,211
Restructured loans	5,915	5,188	6,168	6,248	5,578	4,696	4,197

Non-performing loans	28,209	28,307	27,150	28,605	26,928	29,709	25,408
Other real estate owned	4,729	5,236	5,192	4,803	4,375	5,651	7,553

Non-performing assets	$32,938	$33,543	$32,342	$33,408	$31,303	$35,360	$32,961

Net loan charge-offs	$5,524	$4,270	$2,984	$4,358	$13,484	$5,109	$4,422
Allowance for loan losses	68,406	68,365	67,799	66,281	65,059	59,338	56,950

Non-performing loans / total loans	0.54%	0.54%	0.53%	0.58%	0.56%	0.62%	0.55%
Non-performing assets / total assets	0.46%	0.48%	0.48%	0.50%	0.48%	0.55%	0.53%
Allowance for loan losses / total loans	1.31%	1.31%	1.33%	1.35%	1.35%	1.23%	1.24%
Allowance for loan losses / average loans	1.31%	1.33%	1.36%	1.36%	1.40%	1.28%	1.24%
Allowance for loan losses / non-performing loans	242.50%	241.51%	249.72%	231.71%	241.60%	199.73%	224.14%
Net loan charge-offs (annualized) / average loans	0.42%	0.33%	0.24%	0.36%	1.15%	0.44%	0.39%

Balances at period end
Total assets	$7,088,473	$6,981,396	6,749,232	6,731,230	6,488,383	6,466,921	6,210,298
Earning assets	6,331,534	6,224,091	6,031,096	6,045,782	5,862,068	5,887,003	5,677,245
Securities	1,075,183	1,004,839	910,745	926,572	954,338	1,004,259	1,001,089
Mortgage loans held for sale	28,807	8,009	2,860	2,873	1,323	4,815	4,773
Loans, net of unearned	5,214,785	5,201,140	5,093,416	4,915,438	4,814,435	4,806,819	4,588,761

Non-interest bearing deposits	$924,090	$899,962	906,065	901,175	798,960	774,683	754,626
Interest bearing deposits	4,502,067	4,449,347	4,424,259	4,416,589	4,300,116	4,285,691	4,160,201
Total deposits	5,426,157	5,349,309	5,330,324	5,317,764	5,099,076	5,060,374	4,914,827
Short-term borrowings	514,691	476,526	407,157	421,925	375,754	386,440	351,878
Long-term debt	450,648	466,108	332,675	342,581	342,424	344,140	328,395
Shareholders’ equity	599,840	583,650	570,934	548,945	572,407	582,077	521,440

[Additional columns below]

[Continued from above table, first column(s) repeated]

(Unaudited)			For the Year
(Dollars in thousands)	2001	4th Qtr	Ended December 31,
		2002 - 2001
	First	Percent			Percent
Average balances	Quarter	Variance	2002	2001	Variance

Total assets	$6,144,704	11.5	$6,787,722	$6,294,654	7.8
Earning assets	5,661,271	9.0	6,102,646	5,774,393	5.7
Securities	916,932	4.1	950,559	959,844	-1.0
Loans, net of unearned	4,604,814	12.2	5,060,067	4,676,382	8.2
Allowance for loan losses	57,865	20.4	68,513	57,795	18.5
Intangibles	48,560	112.0	102,238	52,586	94.4

Non-interest bearing deposits	698,375	23.9	878,020	741,298	18.4
Interest bearing deposits	4,232,039	5.9	4,432,845	4,240,937	4.5
Total deposits	4,930,414	8.6	5,310,865	4,982,235	6.6
Short-term borrowings	325,662	20.5	407,407	364,420	11.8
Long-term debt	297,303	45.9	385,451	310,498	24.1
Shareholders’ equity	501,711	11.1	577,573	540,196	6.9

Asset quality data
Non-accrual loans	$20,752	4.4	$22,294	$21,350	4.4
Restructured loans	3,342	6.0	5,915	5,578	6.0

Non-performing loans	24,094	4.8	28,209	26,928	4.8
Other real estate owned	6,514	-7.9	4,729	4,375	-7.9

Non-performing assets	$30,608	3.0	$32,938	$31,303	3.0

Net loan charge-offs	$3,645	-59.0	$17,136	$26,660	-35.7
Allowance for loan losses	57,920	5.1	68,406	65,059	5.1

Non-performing loans / total loans	0.52%		0.54%	0.56%
Non-performing assets / total assets	0.49%		0.45%	0.48%
Allowance for loan losses / total loans	1.26%		1.31%	1.35%
Allowance for loan losses / average loans	1.26%		1.35%	1.39%
Allowance for loan losses / non-performing loans	240.39%		242.50%	241.60%
Net loan charge-offs (annualized) / average loans	0.32%		0.34%	0.57%

Balances at period end
Total assets	6,252,535	9.2	7,088,473	6,488,383	9.2
Earning assets	5,721,775	8.0	6,331,534	5,862,068	8.0
Securities	889,421	12.7	1,075,183	954,338	12.7
Mortgage loans held for sale	7,106	2077.4	28,807	1,323	2077.4
Loans, net of unearned	4,595,777	8.3	5,214,785	4,814,435	8.3

Non-interest bearing deposits	739,578	15.7	924,090	798,960	15.7
Interest bearing deposits	4,282,191	4.7	4,502,067	4,300,116	4.7
Total deposits	5,021,769	6.4	5,426,157	5,099,076	6.4
Short-term borrowings	359,934	37.0	514,691	375,754	37.0
Long-term debt	264,317	31.6	450,648	342,424	31.6
Shareholders’ equity	512,805	4.8	599,840	572,407	4.8